Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102775) of Pogo Producing Company of our report dated June 27, 2005, relating to the financial statements of the Tax-Advantaged Savings Plan of Pogo Producing Company, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 27, 2005